                                                                 EXHIBIT 11

                  ORION CAPITAL CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE

                (000s omitted-except for per common share data)

                                                  Year Ended December 31,
                                                ---------------------------
                                                  1995      1994      1993
                                                  ----      ----      ----
Computation of weighted average
  number of common and equivalent
  shares outstanding:

PRIMARY -
  Weighted average number of shares
    outstanding .............................    14,055    14,249    14,461
  Dilutive effect of stock options ..........       132        99       137
                                                -------   -------   -------
  Weighted average number of common and
    equivalent shares .......................    14,187    14,348    14,598
                                                =======   =======   =======

  Net earnings before preferred dividend
    requirements ............................   $67,622   $55,245   $68,813
  Preferred dividends .......................         -         -       409
                                                -------   -------   -------
  Net earnings attributable to common
    stockholders ............................   $67,622   $55,245   $68,404
                                                =======   =======   =======

  Net earnings per common share .............   $  4.77   $  3.85   $  4.69
                                                =======   =======   =======

FULLY DILUTED -
  Weighted average number of shares
    outstanding .............................    14,055    14,249    14,461
  Dilutive effect of stock options ..........       139       118       137
  Conversion of $2.125 Preferred Stock ......         -         -        57
                                                -------   -------   -------
  Weighted average number of common and
    equivalent shares .......................    14,194    14,367    14,655
                                                =======   =======   =======

  Net earnings before preferred dividend
    requirements ............................   $67,622   $55,245   $68,813
  Adjustable rate preferred stock dividends..         -         -       407
                                                -------   -------   -------
  Net earnings attributable to common
    stockholders ............................   $67,622   $55,245   $68,406
                                                =======   =======   =======

  Net earnings per common share .............   $  4.76   $  3.85   $  4.67
                                                =======   =======   =======
